MODIFICATION ADDENDUM TO THE BUSINESSMANAGER®AGREEMENT
WITH BUSINESSES AND PROFESSIONALS

Upon signature by both parties, the BusinessManager Agreement with Businesses and Professionals entered into as of the 23rd day of December, 2021, by and between Vast Bank N.A. (the “Financial Institution”) and Fulton Technologies Inc (Dish Only) (the “Business”) shall hereby be modified to provide the following:
Section 2.1.4 Assignment and Sale shall be modified as follows:

    The total outstanding Face Amount of Purchased Accounts by Financial Institution will never exceed $1,500,000.00, unless agreed to by Financial Institution which decision will be in Financial Institution’s Business Judgment.

This Modification Addendum shall be effective as of the 9th day of August, 2023.
All other terms and provisions of the BusinessManager Agreement with Businesses and Professionals shall remain in full force and effect.

Special Stipulations:

The bank has the authority to reduce the availability of the line if, at the bank’s discretion, the line is determined to be under-utilized. The utilization will be reviewed 60 days from the date of this modification, and a reduction in the line availability may be made. The business will be notified of any change changes in writing.

Financial Institution    Business

_______________________________    ______________________________
Name: Lauren Smith    Name: Joseph E Hart

_Senior Vice President_____________    __President_____________________
Title    Title

_______________________________    ______________________________
Date    Date